UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 4, 2019

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 1, 2019, Nancy Erba, Immersion’s Chief Financial Officer, informed the Company that she is leaving the Company effective March 14, 2019 to pursue other opportunities. Ms. Anne Marie Peters, the Company’s General Counsel, has been appointed as Interim Chief Financial Officer until such time as a successor can be found.

Anne Marie Peters has been at Immersion since December 2008 serving as General Counsel and Corporate Secretary. From 1998 to 2008, Ms. Peters was an associate, and then corporate partner at Morrison & Foerster LLP. Prior to practicing law, Ms. Peters held positions in the diagnostic manufacturing field at Chiron Corporation. Ms. Peters holds a Bachelor in Molecular and Cell Biology from the University of California, Berkeley, a Master of Business Administration with an emphasis in finance from the Graduate School of Management at the University of California, Davis, and a Juris Doctor degree from the University of California, Davis School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: March 4, 2019	By:	/s/Amie Peters
Name: Amie Peters Title: General Counsel